As filed with the Securities and Exchange Commission on December 18, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Maryland	13-3950486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3000 Bayport Drive, Suite 1100

Tampa, FL 33607

(813) 421-7600

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jonathan Pedersen, Esq.

Chief Legal Officer, General Counsel and Secretary

Walter Investment Management Corp.

3000 Bayport Drive, Suite 1100

Tampa, FL 33607

(813) 421-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Risë B. Norman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Telephone: (212) 455-2000

Facsimile: (212) 455-2502

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant General Instruction I.D. or post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per unit(1)(2)	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee (1)(3)(4)
Debt securities(5)
Guarantees of debt securities(6)
Common stock, par value $0.01 per share
Preferred stock, par value $0.01 per share
Depositary shares(7)
Stock purchase contracts
Warrants(8)
Units(9)
Total	$1,500,000,000.00	100%	$1,500,000,000.00	$81,485.00

(1)	Information with respect to each class is omitted pursuant to General Instruction II.D of Form S-3. An indeterminate number and amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices with an aggregate initial offering price not to exceed $1.5 billion.
(2)	Includes such indeterminate amount of securities as may be issued upon exercise, conversion or exchange of, pursuant to anti-dilution adjustments, or pursuant to a stock dividend, stock split or similar transaction with respect to securities that provide for such issuance, exercise, conversion, exchange, adjustment, stock split or similar transaction. Also includes such indeterminate amount as may be issued in units. Separate consideration may or may not be received for any of these securities.
(3)	The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, and reflects the maximum aggregate offering price of securities that may be issued.
(4)	The total registration fee is $174,300, calculated pursuant to Rule 457(o) under the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the unused registration fee of $92,815 that has been paid in respect of unsold securities previously registered under our Registration Statement on Form S-3 (File No. 333-179013) filed on January 13, 2012, is credited against the registration fee payable in connection with this Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement. Accordingly, after application of this offset, the remaining registration fee we paid under this Registration Statement is $81,485.
(5)	Debt securities may be issued at an original issue discount or at a premium.
(6)	Debt securities may be issued without guarantees or may be guaranteed by one or more of the registrants named below under “Table of Additional Registrants.” No separate consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to such guarantees.
(7)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.
(8)	The warrants covered by this registration statement may be debt warrants, preferred stock warrants, depositary share warrants or common stock warrants.
(9)	Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, including Area Code of Registrant’s Principal Executive Offices
Ditech Mortgage Corp.	California	20-8009003	1100 Virginia Drive Fort Washington, PA 19034 (800) 700-9212

DT Holdings LLC	Delaware	46-1776991	1100 Virginia Drive Fort Washington, PA 19034 (800) 700-9212

Green Tree Asset Acquisition LLC	Delaware	26-3005100	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree CL LLC	Delaware	81-0611389	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Credit LLC	New York	75-3115864	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Credit Solutions LLC	Delaware	27-1311565	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree HE/HI Corp.	Delaware	81-0611391	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree HE/HI LLC	Delaware	86-1059802	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Insurance Agency, Inc.	Minnesota	41-1254595	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Insurance Agency of Nevada, Inc.	Nevada	88-0187331	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Investment Holdings II LLC	Delaware	81-0611382	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Investment Holdings III LLC	Delaware	20-0031008	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Investment Management LLC	Delaware	26-1836124	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Licensing LLC	Delaware	86-1059818	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Exact Name of Registrant as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, including Area Code of Registrant’s Principal Executive Offices

Green Tree Loan Company	Minnesota	41-1916091	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree MH Corp.	Delaware	90-0201371	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree MH LLC	Delaware	86-1059813	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree SerVertis Acquisition LLC	Delaware	26-2619028	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree SerVertis GP LLC	Delaware	26-2394338	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Servicing Corp.	Delaware	20-0843552	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Green Tree Servicing LLC	Delaware	41-1795868	345 St. Peter Street St. Paul, MN 55102 (800) 423-9527

Landmark Asset Receivables Management LLC	Delaware	27-3753344	7340 South Kyrene Road Suite 200 Tempe, AZ 85283 (480) 333-6000

Mortgage Asset Systems, LLC	Delaware	87-0798148	2727 Spring Creek Drive Spring, TX 77373 (888) 918-1110

Mortgage Consultants of America Corporation	Texas	76-0323949	2727 Spring Creek Drive Spring, TX 77373 (888) 918-1110

REO Management Solutions, LLC	Delaware	27-2377787	2727 Spring Creek Drive Spring, TX 77373 (888) 918-1110

Reverse Mortgage Solutions, Inc.	Delaware	77-0672274	2727 Spring Creek Drive Spring, TX 77373 (888) 918-1110

Walter Investment Holding Company, LLC	Delaware	27-0712703	3000 Bayport Drive, Suite 1100 Tampa, FL 33607 (813) 421-7600

Walter Reverse Acquisition LLC	Delaware	46-0928837	3000 Bayport Drive, Suite 1100 Tampa, FL 33607 (813) 421-7600

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 18, 2014

PROSPECTUS

$1,500,000,000

Walter Investment Management Corp.

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Stock Purchase Contracts

Warrants

Units

This prospectus relates to the sale from time to time in one or more offerings of:

•	debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	common stock;

•	preferred stock;

•	depositary shares representing fractional interests in preferred stock;

•	warrants to purchase common stock, preferred stock, depositary shares or debt securities;

•	stock purchase contracts; or

•	units, comprised of two or more of any of the securities referred to above, in any combination.

Certain of our wholly-owned domestic subsidiaries may guarantee our debt securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

When securities are offered under this prospectus, we will provide you with a prospectus supplement or a free writing prospectus describing the specific securities being offered, the manner in which they are being offered, the offering price of the securities and the net proceeds from the sale of those securities. The securities may be offered separately or together in any combination or as a separate series. You should carefully read this prospectus and any accompanying prospectus supplement or free writing prospectus, together with any documents incorporated by reference herein and therein, before you invest in our securities. We may sell these securities to or through underwriters, to other purchasers, through dealers or agents or through any combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” The names of the underwriters, dealers and agents, if any, will be set forth in the accompanying prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will also set forth any applicable commissions or discounts payable to them.

Our common stock is listed on the New York Stock Exchange under the symbol “WAC.”

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained herein and in any applicable prospectus supplement or free writing prospectus and in any other document incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2014

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission, or the “SEC.” By using a shelf registration statement, we may sell, at any time and from time to time over the next three years, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The exhibits to the registration statement of which this prospectus is a part contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we may offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information” below.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplements or any related free writing prospectus filed with the SEC. We have not authorized anyone to provide you with different information and, if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, unless otherwise stated or indicated by context, the terms “Walter,” the “Company,” “we,” “us,” and “our” refer to Walter Investment Management Corp., a Maryland corporation, and its consolidated subsidiaries. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and to its exhibits. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC.

You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also are able to obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s website. Our filings with the SEC are also available to the public through the New York Stock Exchange, 20 Broad Street, New York, New York 10005. We make available free of charge on the Investor Relations section of our website (http://investor.walterinvestment.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act. We intend to make available to our stockholders annual reports containing consolidated financial statements audited by an independent registered public accounting firm.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document we have separately filed with the SEC. Any information referred to in this way is considered part of this prospectus, and any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC so long as the registration statement of which this prospectus is a part remains effective (other than information furnished pursuant to Item 2.02 and Item 7.01 and any related exhibits of any Current Report on Form 8-K, unless expressly stated otherwise therein):

1.	our Annual Report on Form 10-K for the year ended December 31, 2013 (filed on February 27, 2014), as amended by Amendment No. 1 on Form 10-K/A for the fiscal year ended December 31, 2013 (filed on August 14, 2014) (File No. 001-13417);

2.	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2014 (filed on May 8, 2014), as amended by Amendment No. 1 on Form 10-Q/A for the quarterly period ended March 31, 2014 (filed on May 13, 2014), for the quarterly period ended June 30, 2014 (filed on August 11, 2014) and for the quarterly period ended September 30, 2014 (filed on November 6, 2014) (File No. 001-13417);

3.	our Current Reports on Form 8–K or 8-K/A filed on August 29, 2011 (amending our Current Report on Form 8-K filed on July 8, 2011 to include required financial statements and pro forma financial information in connection with the Green Tree (as defined herein) acquisition), January 30, 2014, February 13, 2014, February 27, 2014 (Item 8.01 only), April 2, 2014, May 19, 2014, October 14, 2014 and December 18, 2014 (other than information furnished pursuant to Item 2.02 and Item 7.01 and any related exhibits of any Current Report on Form 8-K, unless expressly stated otherwise therein) (File No. 001-13417);

4.	the description of our common stock contained in the registration statement on Form 8-A filed on January 17, 2013 (File No. 001-13417), and any amendment or report filed for the purpose of updating such description; and

5.	all documents that we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 and Item 7.01 and any related exhibits of any Current Report on Form 8-K, unless expressly stated otherwise therein) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Walter Investment Management Corp., at 3000 Bayport Drive, Suite 1100, Tampa, FL 33607, Attention: Investor Relations. You also may contact us at (813) 421-7600 or visit our website at http://www.walterinvestment.com for copies of those documents. Our website and the information contained on or accessible through our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to purchase our securities.

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement or other document incorporated herein by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Statements that are not historical fact are forward-looking statements. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “assumes,” “may,” “should,” “will,” or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, and our actual results, performance or achievements could differ materially from future results, performance or achievements expressed in these forward-looking statements. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, those factors, risks and uncertainties described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2014, each incorporated herein by reference, and in our other filings with the SEC.

In particular (but not by way of limitation), the following important factors, risks and uncertainties could affect our future results, performance and achievements and could cause actual results, performance and achievements to differ materially from those expressed in the forward-looking statements:

•	increased scrutiny and potential enforcement actions by federal and state agencies, including a pending investigation by the Consumer Financial Protection Bureau and the Federal Trade Commission, the investigation by the Department of Justice and Department of Housing and Urban Development, and the investigations by the state attorneys general working group and the Office of the United States Trustee;

•	uncertainties related to our ability to meet increasing performance and compliance standards, such as those of the National Mortgage Settlement, and reporting obligations and increases to the cost of doing business as a result thereof;

•	uncertainties related to inquiries from government agencies into collection, foreclosure, loss mitigation, bankruptcy, loan servicing transfers and lender-placed insurance practices;

•	uncertainties relating to interest curtailment obligations and any related financial and litigation exposure (including exposure relating to false claims);

•	unexpected losses resulting from pending, threatened or unforeseen litigation, arbitration or other third-party claims against the Company;

•	changes in, and/or more stringent enforcement of, federal, state and local policies, laws and regulations affecting our business, including mortgage and reverse mortgage originations and servicing and lender-placed insurance;

•	loss of our loan servicing, loan origination, insurance agency, and collection agency licenses, or changes to our licensing requirements;

•	our ability to remain qualified as a government-sponsored entity (“GSE”) approved seller, servicer or component servicer, including the ability to continue to comply with the GSEs’ respective loan and selling and servicing guides;

•	the substantial resources (including senior management time and attention) we devote to, and the significant compliance costs we incur in connection with, regulatory compliance and regulatory examinations and inquiries, and any fines, penalties or similar payments we make in connection with resolving such matters;

•	our ability to earn anticipated levels of performance and incentive fees on serviced business;

•	the ability of our customers, under certain circumstances, to terminate our servicing and sub-servicing agreements, including agreements relating to our management and disposition of real estate owned properties for GSEs and investors;

•	a downgrade in our servicer ratings by one or more of the rating agencies that rate us as a residential loan servicer;

•	our ability to satisfy various GSE and other capital requirements applicable to our business;

•	uncertainties relating to the status and future role of GSEs, and the effects of any changes to the servicing compensation structure for mortgage servicers pursuant to programs of GSEs or various regulatory authorities;

•	changes to the Home Affordable Modification Program, the Home Affordable Refinance Program (“HARP”), the Home Equity Conversion Mortgage program or other similar government programs;

•	uncertainty as to the volume of originations activity we will benefit from following the expiration of HARP, which is scheduled to occur on December 31, 2015;

•	uncertainties related to the processes for judicial and non-judicial foreclosure proceedings, including potential additional costs, delays or moratoria in the future or claims pertaining to past practices;

•	our ability to implement strategic initiatives, particularly as they relate to our ability to raise capital and develop new business, including acquisitions of mortgage servicing rights, the development of our originations business and the implementation of delinquency flow loan servicing programs, all of which are subject to customer demand and various third-party approvals;

•	risks related to our acquisitions, including our ability to successfully integrate large volumes of assets and servicing rights, as well as businesses and platforms that we have acquired or may acquire in the future into our business, any delay or failure to realize the anticipated benefits we expect to realize from such acquisitions, and our ability to obtain approvals required to acquire and retain servicing rights and other assets in the future;

•	risks related to the financing incurred in connection with past or future acquisitions and operations, including our ability to achieve cash flows sufficient to carry our debt and otherwise comply with the covenants of our debt;

•	risks related to the high amount of leverage we utilize in the operation of our business;

•	our dependence upon third-party funding in order to finance certain of our businesses;

•	the effects of competition on our existing and potential future business, including the impact of competitors with greater financial resources and broader scopes of operation;

•	our ability to successfully develop our loan originations platforms;

•	the occurrence of anticipated growth of the specialty servicing sector and the reverse mortgage sector;

•	local, regional, national and global economic trends and developments in general, and local, regional and national real estate and residential mortgage market trends in particular;

•	continued uncertainty in the United States (“U.S.”) home sales market, including both the volume and pricing of sales, due to adverse economic conditions or otherwise;

•	fluctuations in interest rates and levels of mortgage originations and prepayments;

•	changes in regards to the rights and obligations of property owners, mortgagors and tenants;

•	changes in public, client or investor opinion on mortgage origination, loan servicing and debt collection practices;

•	risks related to cyber-attacks against us or our vendors, including any related interruptions to our operations, remediation costs and reputational damage;

•	the effect of our risk management strategies, including the management and protection of the personal and private information of our customers and mortgage holders and the protection of our information systems from third-party interference (cybersecurity);

•	changes in accounting rules and standards, which are highly complex and continuing to evolve in the forward and reverse servicing and originations sectors;

•	the satisfactory maintenance of effective internal control over financial reporting and disclosure controls and procedures;

•	our continued listing on the New York Stock Exchange; and

•	the ability or willingness of Walter Energy, Inc. (“Walter Energy”), our prior parent, and other counterparties to satisfy material obligations under agreements with us.

All of the above factors, risks and uncertainties are difficult to predict, contain uncertainties that may materially affect actual results and may be beyond our control. New factors, risks and uncertainties emerge from time to time, and it is not possible for our management to predict all such factors, risks and uncertainties or to assess the effect of each such new factor, risk and uncertainty on our business.

Although we believe that the assumptions underlying the forward-looking statements (including those relating to our outlook) contained herein are reasonable, any of the assumptions could be inaccurate, and therefore any of these statements included herein may prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws. If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws.

THE COMPANY

We are a fee-based services provider to the residential mortgage industry focused primarily on providing servicing for credit-sensitive forward mortgage loans and for reverse mortgage loans. Our business was established in 1958 and previously operated as the financing business of Walter Energy, originating and purchasing residential loans and servicing these loans to maturity. In April 2009, we were spun off from Walter Energy, merged with Hanover Capital Mortgage Holdings, Inc., a real estate investment trust (“REIT”), qualified as a REIT, and began to operate our business as an independent, publicly traded company. Since the spin-off, we have significantly grown our servicing and originations businesses through a number of significant acquisitions, including the acquisitions of Reverse Mortgage Solutions, Inc. and Security One Lending in 2012 and the Residential Capital LLC and Bank of America, National Association portfolio acquisitions in early 2013. In addition, we acquired Marix Servicing, LLC, a high-touch specialty mortgage servicer, in 2010 and GTCS Holdings LLC (“Green Tree”), a leading independent, fee-based business services company providing high-touch, third-party servicing of credit-sensitive consumer loans, in 2011. As a result of the Green Tree acquisition, we no longer qualified as a REIT. We operate throughout the United States.

Throughout this prospectus, references to “residential loans” refer to residential mortgage loans, including forward mortgage loans, reverse mortgage loans and participations, and residential retail installment agreements, which include manufactured housing loans, and references to “borrowers” refer to borrowers under residential mortgage loans and installment obligors under residential retail installment agreements.

Our business provides servicing to the forward residential loan market for several product types including agency or non-agency and first and second lien and manufactured housing loans. We focus on credit-sensitive residential mortgages, which we define as loans that are delinquent or more operationally intensive to support. We also service higher credit-quality performing forward mortgage loans. We operate several other related businesses which include managing a portfolio of credit-challenged, non-conforming residential mortgage loans; an asset manager; an insurance agency serving residential loan borrowers; and a post charge-off collection agency.

We are a Maryland corporation incorporated in 1997. Our principal executive offices are located at 3000 Bayport Drive, Suite 1100, Tampa, FL 33607, and our phone number is (813) 421-7600. Our Internet website address is www.walterinvestment.com. Information on our website is not a part of, or incorporated by reference in, this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Forward-Looking Statements,” you should carefully review and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. These are the risks and uncertainties that could materially adversely affect our business, prospects, financial condition, cash flows, liquidity, results of operations, our ability to pay dividends to our stockholders and/or our stock price. In addition, to the extent that any of the information contained therein constitutes forward-looking information, such risk factors are cautionary statements identifying important factors that could cause our actual results for various financial reporting periods to differ materially from those expressed in any forward-looking statements made by or on our behalf.

RATIO OF EARNINGS TO FIXED CHARGES, COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the historical ratios of our earnings to our fixed charges, combined fixed charges and preferred stock dividends for the periods indicated. Since there were no preferred shares outstanding for the periods presented, the ratios of earnings to combined fixed charges and preferred stock dividends do not differ from the ratio of earnings to fixed charges presented below.

	Nine Months Ended September 30, 2014		Year Ended December 31,
			2013	2012		2011		2010	2009
Ratio of earnings to fixed charges (1)	NM	(2)	2.47x	NM	(2)	NM	(2)	1.47x	1.42x

(1)	We computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest expense, including the estimated interest portion of lease rental expense.
(2)	Due to our loss before income taxes for the nine months ended September 30, 2014 and the years ended December 31, 2012 and December 31, 2011, the coverage ratio for each of those periods was less than 1:1. Additional earnings of $10.3 million for the nine months ended September 30, 2014, $35.5 million for the year ended December 31, 2012 and $6.1 million for the year ended December 31, 2011 were required to achieve a coverage ratio of 1:1.

USE OF PROCEEDS

Except as may be described otherwise in a prospectus supplement or free writing prospectus, we will add the net proceeds from any sale of securities to which this prospectus relates to our general funds and will use them for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries.

We may designate a specific allocation of the net proceeds of an offering of securities by us to a specific purpose, if any, at the time of the offering and will describe any allocation in the related prospectus supplement. Net proceeds may be temporarily invested prior to use.

GENERAL DESCRIPTION OF SECURITIES THAT MAY BE SOLD

This prospectus contains summary descriptions of the debt securities (and any associated guarantees), common stock, preferred stock, depositary shares, stock purchase contracts, warrants and units that we and any securityholder may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities or guarantees of debt securities that we may offer and sell pursuant to this prospectus, or the guarantees in respect of debt securities of certain of our subsidiary guarantors. The debt securities (and any associated guarantees) will either be senior debt securities, senior subordinated debt securities or subordinated debt securities and, unless otherwise specified in the applicable prospectus supplement, unsecured, and may be issued in one or more series. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of such debt securities in an annual report on Form 10-K, a quarterly report on Form 10-Q or a current report on Form 8-K filed with the SEC, the information in which would be incorporated by reference in this prospectus and such report will be identified in the applicable prospectus supplement.

We will issue senior debt securities in one or more series under a separate base indenture, as supplemented or amended from time to time, between us, Wilmington Trust, National Association, as trustee and, if guaranteed, the subsidiary guarantors thereto. We will issue senior subordinated debt securities and subordinated debt securities in one or more series under a separate base indenture, as supplemented or amended from time to time, between us, Wilmington Trust, National Association, as trustee and, if guaranteed, the subsidiary guarantors thereto. For ease of reference, we refer herein to the base indenture relating to any senior debt securities, as amended or supplemented, as the senior indenture, to the base indenture relating to any senior subordinated debt securities or subordinated debt securities, as amended or supplemented, as the subordinated indenture, and collectively, as the indentures and to the trustee under each respective indenture as the trustee. The following summary of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indentures, including definitions therein of certain terms.

This summary may not contain all of the information that you may find useful.

The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the applicable indenture. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

We have filed the base indenture for the senior debt securities and the base indenture for the senior subordinated debt securities and the subordinated debt securities as exhibits to the registration statement of which this prospectus forms a part. A form of each debt security and the supplemental indenture or officers’ certificate, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part.

You may obtain a copy of the indentures and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.” Capitalized terms used and not defined in this summary have the meanings specified in the applicable indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Walter Investment Management Corp. and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. All debt securities will be either our senior obligations, senior subordinated obligations or subordinated obligations, as the case may be.

The applicable indenture does not limit the amount of debt securities that we may issue under such indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold under a particular indenture.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under “—Covenants—Consolidation, Merger and Sale of Assets,” there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of the Indentures

Each indenture provides that debt securities may be issued under such indenture from time to time in one or more series at par or at a discount. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the particular terms and conditions of that series, which may include, but are not limited to, the following:

•	the title of the series;

•	the price or prices at which debt securities of the series will be issued;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•	whether the debt securities of the series will rank as senior securities, senior subordinated securities or subordinated securities or any combination thereof and the terms of such subordination;

•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•	the rate or rates, which may be fixed or variable, at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable, the method or methods used to determine any variable rates and the regular record date for any such interest payable on any interest payment date;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•	our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•	if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•	if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

•	if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the applicable indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•	if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•	any addition to, deletion from or change in the events of default applicable to any debt securities of the series;

•	any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•	whether any debt securities of the series will be issued in temporary or permanent global form and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company (“DTC”);

•	if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•	whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	whether the debt securities or guarantees of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities or guarantees will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

•	any listing of the debt securities on any securities exchange; and

•	any other terms of the debt securities of the series and the guarantees thereof (which terms will not be inconsistent with the provisions of the applicable indenture, except as permitted thereunder).

Interest

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest at the rate specified or determined in the applicable prospectus supplement. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

Optional Redemption

Redemption at Our Option

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 30 nor more than 60 days prior to the date set for such redemption. This notice will include the following information, as applicable: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; the terms of conversion of the securities; any restrictions or conditions to redemption; the CUSIP number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at a time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Any tender of a debt security by the holder for repayment will be irrevocable. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “—Book-Entry; Delivery and Form; Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be surrendered, exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the trustee’s office located at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402; Attn: Walter Investment Management Administrator. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses or by wire transfer to an account maintained by the payee with a bank located in the United States. See “—Book-Entry; Delivery and Form; Global Securities.” A holder may transfer or exchange any certificated debt securities in definitive form at the same location. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

Subject to applicable abandoned property laws, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Ranking

Unless otherwise provided in the applicable prospectus supplement, the senior debt securities will be our unsecured senior obligations and will rank equally in right of payment to all of our other unsecured senior indebtedness. Unless otherwise provided in the applicable prospectus supplement, the senior subordinated debt securities will be our unsecured senior subordinated obligations and will rank junior in right of payment to all of our unsecured senior indebtedness, equally in right of payment to all of our other unsecured senior subordinated indebtedness and senior in right of payment to all of our unsecured subordinated indebtedness. Unless otherwise provided in the applicable prospectus supplement, the subordinated debt securities will be our unsecured subordinated obligations and will rank junior in right of payment to all of our unsecured senior and senior subordinated indebtedness and equally in right of payment to all of our other unsecured subordinated indebtedness.

Any debt securities that are not guaranteed will be effectively subordinated to all existing and future liabilities and any preferred equity of our subsidiaries. These liabilities may include indebtedness, trade payables, other guarantees, lease obligations, swaps and letter of credit obligations. Therefore, our rights and the rights of our creditors, including the holders of our unguaranteed debt securities, to participate in the assets of any subsidiary upon that subsidiary’s bankruptcy, liquidation, dissolution, reorganization or similar circumstances will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may be a creditor with recognized claims against that subsidiary. Any debt securities that are guaranteed on an unsecured basis will be effectively subordinated to the secured indebtedness of that guarantor to the extent of the value of the collateral securing such indebtedness. Therefore, if we are a creditor of one or more of our subsidiaries that provide an unsecured guarantee of our debt securities, our claims will be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness of the subsidiary senior to that held by us.

The unsecured debt securities will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, the holders of such secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness, and such collateral will not be available for satisfaction of any amounts owed by us for our unsecured indebtedness, including any unsecured debt securities, until that secured indebtedness is satisfied in full.

Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit our or our subsidiaries’ ability to incur additional secured or unsecured indebtedness, guarantees or other liabilities.

Guarantees

Any series of our debt securities may be guaranteed by one or more of our wholly-owned domestic subsidiaries. However, the applicable indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit us to designate other guarantors for any series of guaranteed debt securities in addition to or instead of any of the wholly-owned domestic subsidiaries. As a result, the guarantors of any series of our guaranteed debt securities may differ from the guarantors of any other series of our guaranteed debt securities. If we issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will fully and unconditionally and jointly and severally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantee and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantee and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a guarantor to be released from its obligations under its guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.

Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior debt security will be the unsecured senior obligation of the applicable guarantor and will rank equally in right of payment to all other unsecured senior indebtedness and guarantees of such indebtedness of such guarantor. Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior subordinated debt security will be the unsecured senior subordinated obligation of the applicable guarantor and will rank junior in right of payment to all other unsecured senior indebtedness and guarantees of such indebtedness of such guarantor, equally in right of payment to all other unsecured senior subordinated indebtedness and guarantees of such indebtedness of such guarantor and senior in right of payment to all other unsecured subordinated indebtedness and guarantees of such indebtedness of such guarantor. Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a subordinated debt security will be the unsecured subordinated obligation of the applicable guarantor and will rank junior in right of payment to all unsecured senior and senior subordinated indebtedness and guarantees of such indebtedness and equally in right of payment to all other unsecured subordinated indebtedness and guarantees of such indebtedness of such guarantor.

Each unsecured guarantee will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor’s secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full.

Unless otherwise expressly stated in the applicable prospectus supplement, each secured guarantee will be an unsubordinated obligation of the applicable guarantor and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor, except that such secured guarantee will effectively rank senior to such guarantor’s unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured guarantee.

Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, and premium, if any, and interest on the senior subordinated debt securities and the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture or as described in the applicable prospectus supplement in right of payment to the prior payment in full of all senior indebtedness, including the senior debt securities. Our obligation to make payment of principal (and premium, if any) or interest on the senior subordinated debt securities and the subordinated debt securities will not otherwise be affected.

Unless otherwise indicated in a prospectus supplement, no payment on account of principal (and premium, if any), sinking funds or interest may be made on the senior subordinated debt securities or the subordinated debt securities at any time when there is a default in the payment of principal (and premium, if any), interest or certain other obligations on senior indebtedness. In addition, the applicable prospectus supplement for each series of senior subordinated debt securities and subordinated debt securities may provide that payments on account of principal, any premium, if any, or interest in respect of such senior subordinated debt securities and subordinated debt securities may be delayed or not paid under the circumstances and for the periods specified in that prospectus supplement. Unless otherwise indicated in a prospectus supplement, notwithstanding the foregoing, in the event that any payment by us described in the foregoing sentence is received by the trustee under the subordinated indenture or the holders of any of the senior subordinated debt securities or the subordinated debt securities, as applicable, before all senior indebtedness is paid in full, that payment or distribution will be paid over to the holders of such senior indebtedness or on their behalf for application to the payment of all such senior indebtedness remaining unpaid until all such senior indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness. Subject to payment in full of our senior indebtedness, the holders of the senior subordinated debt securities and the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent of payments made to the holders of such senior indebtedness out of the distributive share of the senior subordinated debt securities and the subordinated debt securities.

By reason of this subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the senior subordinated debt securities and the subordinated debt securities. The subordinated indenture provides that the subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge and the legal defeasance provisions of the subordinated indenture.

If this prospectus is being delivered in connection with the offering of a series of senior subordinated debt securities or subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the approximate amount of senior indebtedness outstanding as of a recent date. “Senior indebtedness” with respect to any series of senior subordinated debt securities or subordinated debt securities will have the meaning specified in the applicable prospectus supplement for that series.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for our common shares or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Covenants

Each indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under such indenture, unless otherwise specified in the applicable prospectus supplement.

The debt securities and related guarantees may contain certain additional restrictive covenants to be set forth in an applicable officers’ certificate or supplemental indenture.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the applicable prospectus supplement, each indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

•	we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the applicable indenture and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

•	immediately after giving effect to such transaction, no default or event of default under the applicable indenture has occurred and is continuing; and

•	the trustee receives from us an officers’ certificate and an opinion of counsel that the merger, consolidation or transfer and such supplemental indenture, as the case may be, complies with the applicable provisions of the applicable indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the applicable indenture, the Successor will be substituted for us in such indenture, with the same effect as if it had been an original party to such indenture. As a result, the Successor may exercise our rights and powers under such indenture, and we will be released from all our liabilities and obligations under such indenture and under the debt securities.

With respect to guaranteed debt securities, the merger, consolidation and transfer of assets provisions described above are equally applicable to each of the guarantors in its capacity as guarantor of such debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events are defined in the applicable indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of that series for 30 days after becoming due;

(2)	default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon redemption, upon declaration or otherwise;

(3)	default in the delivery when due of any securities, cash or other property (including, without limitation, any common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

(4)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(5)	default in the performance, or breach, of any covenant or agreement of ours in the applicable indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2), (3) or (4) above), which continues for a period of 90 days (except that, in the case of a default in the performance or breach of a reporting covenant, such period shall be 180 days) after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(6)	if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the applicable indenture;

(7)	we pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(8)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws), and the order or decree remains unstayed and in effect for 90 days; or

(9)	any other event of default provided with respect to debt securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization described in clauses (7) and (8) above) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization described in clauses (7) or (8) above occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the applicable indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under any indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to their knowledge, we are not in default in the fulfillment of any of our obligations under the indentures or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the status of each such default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1) an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of that series;

(2) the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3) such holders have offered to the trustee indemnity satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4) the trustee has failed to institute proceedings within 60 days after the receipt of such notice, request and offer of indemnity; and

(5) no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indentures provide that, if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the applicable indenture, and use the same degree of care and skill in the trustee’s exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security, and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange.

Modification and Waivers

Modification and amendments of an indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•	reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in such indenture or the debt security;

•	modify any of the provisions in such indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•	make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

•	release any guarantor from any of its obligations under any of its guarantees or the applicable indenture, except in accordance with the terms of the applicable indenture; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of an indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•	to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, such indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets;”

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add additional guarantees or additional guarantors in respect of debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of debt securities and its obligations under the applicable indenture in accordance with the terms of such indenture;

•	to secure the debt securities pursuant to the covenants of such indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by such indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to, change or eliminate any of the provisions of such indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to conform the text of such indenture and the debt securities of such series to this “Description of the Debt Securities” or the comparable provisions in the applicable prospectus supplement to the extent this “Description of the Debt Securities” or such comparable provision in such applicable prospectus supplement was intended to be a verbatim recitation of a provision of such indenture or debt securities of such series, which intent may be evidenced by an Officer’s Certificate to that effect;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act of 1939;

•	to cure any ambiguity, omission, defect or inconsistency; or

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the applicable indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our direction, the applicable indenture shall cease to be of further effect with respect to any series of debt securities issued under the applicable indenture specified by us, subject to the survival of specified provisions of the applicable indenture (including the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

•	either

(A) all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

(B) all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•	we have paid all other sums payable under the applicable indenture with respect to the debt securities of that series; and

•	the trustee has received an officer’s certificate and an opinion of counsel called for by the applicable indenture.

At such time as we shall have satisfied the conditions set forth in the immediately preceding paragraph with respect to any series of guaranteed debt securities, each guarantor of the debt securities of that series shall (except as provided in the next succeeding sentence and subject to other limited exceptions) be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of that series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee and without the consent of the holders of any debt securities.

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indentures provide that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under such indentures, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (5) and (9) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from an event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the conditions precedent to such defeasance have been satisfied and that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities of institutions that have accounts with DTC (“participants”). DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. DTC’s direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant, whether directly or indirectly. Indirect participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations. The rules applicable to DTC and its participants are on file with the SEC.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the applicable indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under such indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC may exchange each global security for certificated debt securities, which it will distribute to its participants upon request.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the underwriters nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indentures provide that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1) DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the applicable indenture and we do not appoint a successor depository within 90 days;

(2) we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3) an event of default with respect to the debt securities will have occurred and be continuing and a request has been made for such exchange.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Euroclear holds securities for its participants and clears and settles transactions between its participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates. Euroclear provides various other services, including safekeeping, administration, clearance and settlement and securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries and may include any underwriters for the securities. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the “Euroclear Terms and Conditions”) and applicable law. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.

Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Clearstream provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers, dealers and banks. Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies. Clearstream is an indirect participant in DTC. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear. Distributions with respect to securities held beneficially through Clearstream are credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

The information in this section concerning Euroclear and Clearstream and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

Wilmington Trust, National Association is the trustee under each of the indentures.

The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the applicable indenture or resign as trustee.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Maryland General Corporation Law, or the MGCL, and our charter and bylaws which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 90,000,000 shares of common stock having a par value of $0.01 per share and up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of December 1, 2014, 37,711,623 shares of our common stock were issued and outstanding, all of which have been duly authorized, fully paid and nonassessable, and no shares of preferred stock were issued and outstanding. Under Maryland law, our stockholders are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

Voting Rights

Subject to the rights of any other class or series of our stock and any provisions of our charter regarding restrictions on ownership and transfer of our stock, each outstanding share of our common stock will entitle the holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors, and the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the stockholders entitled to cast a majority of the votes entitled to be cast in the election of directors will be entitled to elect all of the directors then standing for election, and the remaining stockholders may not be able to elect any directors. Directors are elected by a plurality of the votes cast in the election of directors.

Dividends

Subject to the preferential rights of any other class or series of our stock, the holders of our common stock generally will be entitled to receive dividends on such stock out of assets legally available for distribution to our stockholders when, and if, authorized by our board of directors and declared by us. All future distributions, if any, will be made at the discretion of our board of directors and will depend on, among other things, our earnings, financial condition and liquidity, and such other factors as the board of directors deems relevant, as well as any contractual restrictions, including the covenants in our credit agreements that limit our ability to pay dividends.

Liquidation, Dissolution and Winding Up

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of our common stock will be entitled to share ratably in our net assets or funds that are legally available for distribution to our stockholders after satisfaction of our liabilities or after adequate provision has been made therefor, subject to the rights of any holders of our preferred stock, if any, outstanding at that time.

Preemptive Rights

Holders of our common stock will have no preference, conversion, exchange, sinking fund or redemption rights and will have no preemptive rights to purchase or subscribe for any of our securities. Holders of our common stock will have no appraisal rights unless a majority of our board of directors determines that such rights apply to one or more transactions occurring after the date of such determination in connection with which such holders would otherwise be entitled to exercise appraisal rights.

All of our outstanding shares of common stock have been fully paid and are nonassessable. Any additional shares of common stock that we issue will be fully paid and nonassessable.

Transfer Agent

The transfer agent and registrar with respect to our common stock is Computershare Trust Company, N.A., whose address is 211 Quality Circle, Suite 210, College Station, TX 77845 and whose telephone number is 781-575-2879.

Listing

Our common stock is listed on the NYSE under the symbol, “WAC.”

Preferred Stock

With respect to the issuance of preferred stock, our charter authorizes our board of directors to set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series of preferred stock, and the number of shares constituting any such class or series and the designation thereof. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock, and may have the effect of delaying, deferring or preventing a change of control of us.

Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

Classification of our Board of Directors

Our charter provides that the number of our directors may be established only by at least a majority of our entire board of directors pursuant to our bylaws but may not be fewer than the minimum number required under the MGCL. Our bylaws further provide that the number of directors may not be more than 11. Pursuant to our charter, our board of directors is divided equally, or as nearly equally as possible, into three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock do not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of our shares of common stock entitled to vote are able to elect all of the successors of the class of directors whose terms expire at the meeting.

The classified board provision in our charter could have the effect of making the replacement of incumbent directors more time consuming and difficult. Two separate meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. The staggered terms of directors may delay, defer, or prevent a tender offer or an attempt to take control of us, even though a tender offer or a change of control may be in your best interests.

Except as may be provided in the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, and any directors elected by the board of directors to fill a vacancy will serve for the remainder of the full term of the class of directorship in which the vacancy occurred.

Removal of Directors

A director may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors (except for cause and by a substantial affirmative vote) and filling the vacancies created by the removal with their own nominees.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	eighty percent of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as provided under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution excepted business combinations between us and any other person, provided that the business combination is first approved by our board of directors. This resolution, however, may be altered or repealed in whole or in part at any time.

Changes to the Charter; Approval of Extraordinary Actions

Under Maryland law, a Maryland corporation generally cannot amend its charter, merge, consolidate, convert, sell all or substantially all of its assets, engage in a share exchange or dissolve unless the action is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these actions by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter.

Our charter provides that the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter will be required to approve amendments to certain provisions of our charter relating to (i) the terms of our common stock, (ii) the power of our board of directors to increase or decrease the number of directors, the filling of vacancies on our board of directors, the election of directors by preferred stockholders, the removal of directors and the classification of our board, (iii) the indemnification and exculpation of our directors and officers or the indemnification of certain employees and agents, (iv) advance notice of stockholder proposals, and (v) the vote required to approve charter amendments and extraordinary transactions.

Our charter provides that any other charter amendments or extraordinary actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.

Action by Stockholders

Under the MGCL and our charter and bylaws, stockholder action can only be taken at an annual or a special meeting of stockholders or by a unanimous written or electronic consent in lieu of a meeting. Our bylaws provide that the annual meeting of stockholders may be held on any date and at any time set by our board of directors. Our bylaws permit the chairman of the board, the president, the chief executive officer, or our board of directors to call a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of our stockholders, and require our corporate secretary to call a special meeting of our stockholders to act on any matter that may properly be brought before a meeting of stockholders on the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting accompanied by the information required by our bylaws.

Changes to the Bylaws

Our board of directors has the exclusive power to adopt, alter, or repeal any provision of our bylaws and to make new bylaws.

Control Share Acquisitions

Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to, directly or indirectly, exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiror does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain conditions and limitations, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision that exempts from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or by a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the affirmative vote of a majority of the remaining directors in office and such director shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions of our charter and bylaws unrelated to Subtitle 8, we (i) have a classified board, (ii) vest in the board the exclusive power to fix the number of directors, by vote of a majority of the entire board, and (iii) require, unless called by our chairman of the board, our president, our chief executive officer or the board, the request of stockholders entitled to cast a majority of votes entitled to be cast on a matter to call a special meeting to act on such matter. We have elected to be subject to the provisions of Subtitle 8 that require a two-thirds vote of stockholders to remove a director, vest in the board of directors the exclusive power to fill vacancies on the board and provide that any director elected to fill a vacancy on the board will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until his or her successor is elected and qualifies.

Special Meetings of the Stockholders

Our chairman, president, chief executive officer or board of directors may call a special meeting of our stockholders. A special meeting of our stockholders to act on any matter that may properly be brought before a meeting of stockholders also will be called by our corporate secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our corporate secretary will be required to inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting stockholder will be required to pay such estimated cost to our corporate secretary prior to the preparation and mailing of any notice for such special meeting.

Advance Notice of Director Nomination and New Business

Pursuant to our charter and bylaws, a stockholder seeking to nominate an individual for election as a director or propose other business to be conducted at an annual meeting of our stockholders is required to provide notice to our corporate secretary. Our bylaws provide that, at any annual meeting of stockholders, nominations of individuals for election to our board of directors and proposals of business to be considered by stockholders may be made only (i) pursuant to the Company’s notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who was a stockholder of record at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business and who has complied with the advance notice procedures of our bylaws. The stockholder generally must provide notice to our corporate secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of our proxy statement for the solicitation of proxies for election of directors at the preceding year’s annual meeting.

Only the business specified in our notice of meeting may be brought before any special meeting of stockholders. Our bylaws provide that nominations of individuals for election to our board of directors at a special meeting of stockholders may be made only (i) by or at the direction of our board of directors or (ii) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by any stockholder of record at the time of provision of the notice and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws. Such stockholder will be entitled to nominate one or more individuals, as the case may be, for election as a director if the stockholder’s notice, containing the information required by our bylaws, is delivered to our corporate secretary not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of (i) the 90th day prior to such special meeting or (ii) the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees of our board of directors to be elected at the meeting.

Appraisal Rights

Holders of shares of our stock are not entitled to exercise any rights of an objecting stockholder except in connection with certain transactions subject to the Maryland business combination or control share acquisition statute or unless a majority of our board of directors determines that such rights apply to one or more transactions occurring after the date of such determination in connection with which such holders would otherwise be entitled to exercise appraisal rights.

Limitation of Liability

Under Maryland law, our stockholders generally will not be personally liable for our obligations solely as a result of their status as stockholders.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision that limits the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty which is established by a final judgment and is material to the cause of action. Our charter contains a provision that will limit, to the maximum extent permitted by Maryland statutory or decisional law, the liability of our directors and officers to us and our stockholders for money damages.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in that capacity unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, will be limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter and bylaws require, to the maximum extent permitted by Maryland law, that the Company indemnify and pay or reimburse the reasonable expenses in advance of the final disposition of a proceeding of (i) any present or former director or officer and (ii) any individual who, while a director or officer and, at the Company’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in any of the foregoing capacities. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and any of our or our predecessor’s employees or agents.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The business combination statute may discourage others from trying to acquire more than 10% of our voting stock without the advance approval of our board of directors, and may substantially delay or increase the difficulty of consummating any transaction with or change in control of us. Because we can exempt transactions from the business combination statute, the business combination statute will not interfere with a merger or other business combination approved by our board of directors. The power of our board of directors to authorize us to classify and reclassify unissued common stock or preferred stock, and authorize us to issue classified or reclassified shares, also could have the effect of delaying, deferring or preventing a change in control or other transaction.

Our classified board and our election to be subject to the provisions of Subtitle 8 relating to the removal of directors and filling of vacancies on the board of directors prevent our stockholders from removing incumbent directors except for cause and upon a substantial affirmative vote and from filling any vacancies created by such removal with their own nominees. Because our board of directors will be classified, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. These provisions could have the effect of making the removal and replacement of our incumbent directors more time-consuming and difficult and may delay, defer or prevent a proxy contest, tender offer or other attempt to change control of us.

These provisions of the MGCL and those contained in our charter and bylaws discussed above, including the supermajority vote that will be required to amend certain provisions of our charter, the advance notice provisions and the procedures that stockholders will be required to follow to request a special meeting, alone or in combination, could have the effect of delaying, deferring or preventing a proxy contest, tender offer, merger or other change in control of us that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders, and could increase the difficulty of consummating any offer.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary does not contain all of the information that may be important to you. The complete terms of the depositary shares will be set forth in the deposit agreement and depositary receipt for the applicable depositary shares. The forms of deposit agreement and related depositary receipt that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The particular terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement. You should read the deposit agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional shares of preferred stock of any class or series rather than full preferred shares. If we do, we will deposit preferred stock of such class or series with a bank, trust company or other financial institution as depositary, with respect to such deposit agreement (the “Depositary”) and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred stock.

The preferred stock represented by depositary shares will be deposited under a separate deposit agreement between us and the applicable Depositary, which shall have an office in the United States and which has, or whose parent entity has, a combined capital and surplus (calculated on a consolidated basis) of at least $50,000,000. Subject to the terms of the deposit agreement, each holder of a depositary receipt issued under that deposit agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred stock represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

The applicable prospectus supplement relating to the depositary shares offered thereby will set forth their specific terms, including, when applicable:

•	the terms of the class or series of preferred stock deposited by us under the related deposit agreement, the number of such depositary shares and the fraction of one share of such preferred stock represented by one such depositary share;

•	whether such depositary shares will be listed on any securities exchange; and

•	any other specific terms of such depositary shares and the related deposit agreement.

Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related deposit agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.

Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.

In the event of a distribution in property other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Stock

If we redeem a class or series of preferred stock represented by depositary shares, the Depositary will redeem the depositary shares from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred stock so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.

Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares is subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such preferred stock from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Shares

Except as may be otherwise provided in the applicable prospectus supplement, any holder of depositary receipts, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), subject to the terms of the deposit agreement, may demand delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary receipts. Partial shares of preferred stock will not be issued. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred stock and must surrender depositary receipts evidencing depositary shares that in turn represent such whole shares of preferred stock. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole shares of preferred stock will not thereafter be entitled to deposit such preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Shares

Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such class or series of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant class or series of preferred stock) may instruct the Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Conversion and Exchange of Preferred Shares

If the preferred stock represented by depositary shares is exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred stock held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred stock so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred stock is to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred stock represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred stock, cash in lieu of any fractional share). Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred stock. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Deposit Agreement

Unless otherwise provided in this prospectus, the applicable prospectus supplement or as required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any deposit agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under “—Withdrawal of Preferred Shares.” Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

•	each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

•	there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges, including any fee for withdrawal of their shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. The successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and otherwise meeting the requirements of the deposit agreement.

Miscellaneous

The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred stock.

Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of us and the Depositary under the deposit agreement will be limited to performance of our respective duties thereunder in good faith and without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and any Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may offer stock purchase contracts either separately or together with other securities offered hereby. The following description of the share purchase contracts provides certain general terms and provisions of the share purchase contracts to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of any share purchase contracts and, if applicable, any prepaid securities (as defined below), the share purchase contract and, if applicable, any related pledge or deposit agreement relating to any particular offering of stock purchase contracts. The form of stock purchase contract and, if applicable, the form of any related pledge or deposit agreement relating to any particular offering of stock purchase contracts will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the stock purchase contracts and the summary of some of the terms of the particular stock purchase contracts and, if applicable, any related pledge or deposit agreements contained in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular stock purchase contracts or stock purchase units, as the case may be, and any related pledge or deposit agreement, and you should read those documents for provisions that may be important to you.

Stock purchase contracts may include contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of our common stock at a future date or dates. The consideration per share and the number of shares may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula in the stock purchase contracts and may be subject to adjustment under anti-dilution or other formulas or provisions. We may issue the stock purchase contracts separately or as a part of stock purchase units consisting of a stock purchase contract and other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders’ obligations to purchase the common shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or stock purchase units, as the case may be, or vice versa. These payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid stock purchase contracts, which are referred to as “prepaid securities,” upon release to a holder of any collateral securing such holders’ obligations under the original stock purchase contract.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity or debt securities. Each warrant will entitle the holder of warrants to purchase for cash the amount of equity or debt securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

This summary of certain general terms of warrants and any summary description of warrants in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable warrant agreement. The form of warrant agreements and other documents relating to a particular issue of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue warrants, and you should read those documents for provisions that may be important to you.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

•	the terms of the unit agreement governing the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

•	the United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the offering price of the securities and the proceeds to us and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers;

•	any options under which underwriters may purchase additional securities from us; and

•	any securities exchange or market on which the securities may be listed or traded.

We and our agents may distribute the securities from time to time in one or more transactions, including negotiated transactions, at a fixed price, at prices that may be changed from time to time, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. If underwriters or dealers are used in the sale of any securities, the securities may be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

Underwriters or agents may also purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Venable LLP, Baltimore, Maryland, as to Maryland law, Simpson Thacher & Bartlett LLP, New York, New York, as to Delaware and New York law, Simpson Thacher & Bartlett LLP, Palo Alto, California as to California law, Dorsey & Whitney LLP as to Minnesota law, Porter Hedges LLP as to Texas law and Brooks Hubley LLP as to Nevada law. Any underwriters will be advised about other issues relating to any offering by their own counsel.

EXPERTS

The consolidated financial statements and schedule of Walter Investment Management Corp. and subsidiaries at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, appearing in Walter Investment Management Corp.’s Current Report on Form 8-K, dated December 18, 2014, have been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. The effectiveness of Walter Investment Management Corp.’s internal control over financial reporting as of December 31, 2013 appearing in Walter Investment Management Corp.’s Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated by reference herein has also been audited by Ernst & Young LLP, independent registered certified public accounting firm, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of GTSC Holdings LLC appearing in Walter Investment Management Corp.’s Current Report on Form 8-K/A, dated August 29, 2011, have been incorporated herein in reliance upon the reports of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.

$1,500,000,000

Walter Investment Management Corp.

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Stock Purchase Contracts

Warrants

Units

PROSPECTUS

                    , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses incurred or expected to be payable by the registrants in connection with the sale and distribution of the securities being registered. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee	$81,485.00
Trustee’s fees and expenses	(1)
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
FINRA filing fees	(1)
Rating agency fees	(1)
Listing fees	(1)
Miscellaneous	(1)

Total	(1)

(1)	Estimated expenses are not presently known. The applicable prospectus supplement or one or more Current Reports on Form 8-K, which will be incorporated by reference, will set forth the estimated amount of such expenses payable in respect of any offering of securities.

Item 15.	Indemnification of Directors and Officers.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the registrants are covered by insurance policies maintained and held in effect by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

Maryland Registrant

Walter Investment Management Corp. is incorporated under the laws of Maryland.

The Company’s charter contains a provision that limits, to the maximum extent permitted by Maryland statutory or decisional law, the liability of the Company’s directors and officers to the Company and its stockholders for money damages.

The Company’s charter and by laws require, to the maximum extent permitted by Maryland law, that the Company indemnify and pay or reimburse the reasonable expenses in advance of the final disposition of a proceeding of (a) any present or former director or officer and (b) any individual who, while a director or officer and at the Company’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her service in any of the foregoing capacities. The Company’s charter and by laws also permit it to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of Company or its predecessor.

In connection with the Company’s existing indemnification procedures and policies and the rights provided for by the Company’s charter and by laws, the Company has executed indemnification agreements with its directors and certain of its executive officers. Pursuant to those agreements, to the maximum extent permitted by the laws of the State of Maryland, the Company has agreed to indemnify those persons against any threatened, pending or completed action, inquiry, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the indemnified person is or was a director, officer, employee or agent of the Company or, while serving as a director or officer, is or was serving at the Company’s request as a director, officer, employee or agent (which, for purposes of the indemnification agreements, includes a trustee, partner, manager, managing member, fiduciary or position of similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The indemnification provided by these agreements is from and against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person or on his or her behalf in connection with the action, suit or proceeding and any appeal therefrom, but shall not be provided if it is established that an act or omission of the indemnified person was material to the matter giving rise to the action, suit or proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, the indemnified person actually received an improper personal benefit of money, property or services or, with respect to any criminal action, suit or proceeding, the indemnified person had reasonable cause to believe the indemnified person’s conduct was unlawful. Under these indemnification agreements, such persons are similarly indemnified in their capacities as officers and/or directors of entities the Company directly or indirectly controls.

Maryland law permits a Maryland corporation to include in its charter a provision that limits the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty which is established by a final judgment and is material to the cause of action.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in that capacity unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, will be limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Reference is made to the Company’s Articles of Amendment and Restatement and its Bylaws which are filed as Exhibit 4.1 and Exhibit 4.2, respectively, to this Registration Statement on Form S-3 and are incorporated herein by reference.

California Registrant

In addition to potential indemnification by the Company, the directors and officers of the California Registrant may also be entitled to indemnification and advancement to the extent provided in the California Registrant’s organizational documents or under the laws under which the California Registrant is organized, as described below.

Ditech Mortgage Corp. is incorporated under the laws of California.

The By-Laws of Ditech Mortgage Corp. give to the corporation to the fullest extent permitted by Section 317 of the California General Corporation Law (“CGCL”) the power to indemnify any person whom it shall have the power to indemnify under said Section against any and all of expenses, liabilities or other matters referenced in or covered by said Section, and the indemnification provided for in the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in official capacities and as to action in another capacity while holding such office.

The By-Laws of Ditech Mortgage Corp. also permit advancement of expenses incurred in defending any proceeding prior to the final disposition of the proceeding to the fullest extent permissible under Section 317.

Under Section 317 of the CGCL, a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor), by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding, if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized under Section 317.

Delaware Registrants

In addition to potential indemnification by the Company, the directors and officers of the Delaware Registrants may also be entitled to indemnification and advancement to the extent provided in the applicable Delaware Registrant’s organizational documents or under the laws under which the Delaware Registrants are organized, as described below.

Green Tree HE/HI Corp., Green Tree MH Corp., Green Tree Servicing Corp. and Reverse Mortgage Solutions, Inc. are incorporated under the laws of Delaware (collectively, the “Delaware Corporation Registrants”).

The By-Laws of each of the Delaware Corporation Registrants give to the corporation to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”) the right to indemnify any and all persons whom it shall have the power to indemnify under said Section from and against any and all expenses, liabilities or other matters referenced in or covered by said Section. The By-Laws of Reverse Mortgage Solutions, Inc. also eliminate the liability of the directors of the corporation for monetary damages to the fullest extent permissible under Delaware law for breach of their duties as directors.

Section 145 of the DGCL grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the directors’ duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

DT Holdings LLC, Green Tree Asset Acquisition LLC, Green Tree CL LLC, Green Tree Credit Solutions LLC, Green Tree HE/HI LLC, Green Tree Investment Holdings II LLC, Green Tree Investment Holdings III LLC, Green Tree Investment Management LLC, Green Tree Licensing LLC, Green Tree MH LLC, Green Tree SerVertis Acquisition LLC, Green Tree SerVertis GP LLC, Green Tree Servicing LLC, Landmark Asset Receivables Management LLC, Mortgage Asset Systems, LLC, REO Management Solutions, LLC, Walter Investment Holding Company, LLC, and Walter Reverse Acquisition LLC (collectively, the “Delaware LLC Registrants”) are organized under the laws of Delaware.

The limited liability company agreement of each Delaware LLC Registrant indemnifies and holds harmless the member and manager of the registrant to the fullest extent permitted by Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) for any loss, damage or claim incurred by such person seeking indemnification by reason of any act or omission performed or omitted in good faith and reasonably believed to be within the scope of such person’s authority; provided, however, that any indemnity shall be provided out of and to the extent of the limited liability company’s assets only, and neither the member nor the officer shall have personal liability on account thereof.

The single-member operating agreement of REO Management Solutions, LLC does not contain any provision dealing with the indemnification of officers and directors.

Section 18-108 of the DLLCA empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company or other person from and against any and all claims and demands whatsoever.

Minnesota Registrants

In addition to potential indemnification by the Company, the directors and officers of the Minnesota Registrants may also be entitled to indemnification and advancement to the extent provided in the applicable Minnesota Registrant’s organizational documents or under the laws under which the Minnesota Registrants are organized, as described below.

Green Tree Insurance Agency, Inc. and Green Tree Loan Company are incorporated under the laws of Minnesota.

The By-Laws of Green Tree Insurance Agency, Inc. provides that the corporation shall indemnify the officers and directors, to the fullest extent permitted by Section 302A.521 of the Minnesota Business Corporation Act (the “MBCA”) against all liability and loss suffered and expenses (including attorney’s fees) reasonably incurred. The By-Laws also provide that the corporation is required to indemnify an officer or director in connection with a proceeding commenced by such officer or director if such commencement was authorized by the board of directors. The indemnification provided for in the By-Laws shall not be deemed exclusive of any other rights which those seeking indemnification may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

The By-Laws of Green Tree Loan Company provides that the company shall indemnify, in accordance with the terms and conditions of Section 302A.521 of the MBCA, the following persons: (a) officers and former officers; (b) directors and former directors; and (c) members and former members of committees appointed or designated by the board of directors. The company shall not be obligated to indemnify any other person or entity, except to the extent such obligation shall be specifically approved by resolution of the board of directors.

Section 302A.521 of the MBCA requires a Minnesota corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to such Minnesota corporation against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, which we collectively refer to as Losses, if, with respect to the same acts or omissions, such person: (1) has not been indemnified by another organization or employee benefit plan for the same Losses; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedures have been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s official capacity as director, officer, member of a committee of the board of directors or employee, reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in a director’s, officer’s or employee’s capacity as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation.

Nevada Registrant

In addition to potential indemnification by the Company, the directors and officers of the Nevada Registrant may also be entitled to indemnification and advancement to the extent provided in the Nevada Registrant’s organizational documents or under the laws under which the Nevada Registrant is organized, as described below.

Green Tree Insurance Agency of Nevada, Inc. is incorporated under the laws of Nevada.

The By-Laws of Green Tree Insurance Agency of Nevada, Inc. provide that the corporation shall indemnify and hold harmless, to the fullest extent permitted by Section 78.7502 of the Nevada Revised Statutes (the “NRS”), any person whom it shall have the power to indemnify under said Section against any and all expenses, liabilities or other matters referenced in or covered by said Section, and the indemnification provided for in the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may have or hereafter acquire under any statue, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 78.7502 of the NRS permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable for a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

New York Registrant

In addition to potential indemnification by the Company, the directors and officers of the New York Registrant may also be entitled to indemnification and advancement to the extent provided in the New York Registrant’s organizational documents or under the laws under which the New York Registrant is organized, as described below.

Green Tree Credit LLC is organized under the laws of New York.

The Amended and Restated Operating Agreement of Green Tree Credit LLC provides that the company shall indemnify any person made, or threatened to be made, a party to any action or proceeding, by reason of the fact that such person is or was a member, employee, manager, or other person designated by the managing member, against such action or proceeding, except when such person’s actions or omissions involve gross negligence, fraud, misrepresentation, bad faith, or other willful misconduct that is in material breach or violation of the limited liability company agreement.

Section 420 of the New York Limited Liability Company Law provides that a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such person establishes: (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Texas Registrant

In addition to potential indemnification by the Company, the directors and officers of the Texas Registrant may also be entitled to indemnification and advancement to the extent provided in the Texas Registrant’s organizational documents or under the laws under which the Texas Registrant is organized, as described below.

Mortgage Consultants of America Corporation is incorporated under the laws of Texas.

The By-Laws of Mortgage Consultants of America Corporation do not contain any provision relating to the indemnification of officers and directors.

Under Sections 8.101 and 8.102 of the Texas Business Organizations Code (“TBOC”), subject to the procedures and limitations stated therein, a corporation may indemnify any governing person, former governing person or delegate of such corporation who was, is or is threatened to be made named a respondent if: (i) he acted in good faith, (ii) he reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests or (b) in any other case, that the person’s conduct was not opposed to the corporation’s best interests, and (iii) in the case of a criminal proceeding, he did not have reasonable cause to believe that his conduct was unlawful. In connection with any proceeding in which the person is (x) found liable because the person improperly received a personal benefit or (y) found liable to the corporation, indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include a judgment, penalty, fine, or an excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the corporation, breach of the person’s duty of loyalty owed to the corporation or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. To limit indemnification, liability must be established by an order, including a judgment or decree of a court, and all appeals of the order must be exhausted or foreclosed by law.

Section 8.051 of the TBOC requires a corporation to indemnify a governing person, former governing person or delegate against reasonable expenses (including court costs and attorneys’ fees) incurred by such officer or director in connection with a proceeding in which such officer or director is a named defendant or respondent because such person is or was a director or officer if such director or officer has been wholly successful, on the merits or otherwise, in the defense of the proceeding. In addition, such indemnification may be ordered in a proper case by a court of law under Section 8.052 of the TBOC.

Item 16.	Exhibits.

Reference is made to the information contained in the Exhibit Index filed as part of this Registration Statement, which information is incorporated herein by reference pursuant to Rule 411 of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended.

Item 17.	Undertakings.

A.	The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made a post-effective amendment to this registration statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Act to any purchaser:

A.	Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrants under the Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

B. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Walter Investment Management Corp.

/s/ Mark J. O’Brien
Name:	Mark J. O’Brien
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, a Maryland corporation, which is filing a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark J. O’Brien Mark J. O’Brien	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 18, 2014

/s/ Gary L. Tillett Gary L. Tillett	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

/s/ Steven R. Berrard Steven R. Berrard	Director	December 18, 2014

/s/ Ellyn L. Brown Ellyn L. Brown	Director	December 18, 2014

/s/ Denmar J. Dixon Denmar J. Dixon	Director	December 18, 2014

Signature	Title	Date

/s/ William J. Meurer William J. Meurer	Director	December 18, 2014

/s/ Alvaro G. de Molina Alvaro G. de Molina	Director	December 18, 2014

/s/ James L. Pappas James L. Pappas	Director	December 18, 2014

/s/ Shannon E. Smith Shannon E. Smith	Director	December 18, 2014

/s/ Michael T. Tokarz Michael T. Tokarz	Director	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Ditech Mortgage Corp.

/s/ Marianne Mainardi
Name:	Marianne Mainardi
Title:	President and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marianne Mainardi Marianne Mainardi	President, Chief Operating Officer and Director (Principal Executive Officer)	December 18, 2014

/s/ Scott Griffith Scott Griffith	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

/s/ Patricia Hobbib Patricia Hobbib	Secretary and Director	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

DT Holdings LLC

/s/ Patricia Cook
Name:	Patricia Cook
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patricia Cook Patricia Cook	President (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

/s/ Gary L. Tillett Gary L. Tillett	Manager	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree Asset Acquisition LLC

By:	Green Tree Credit Solutions LLC, as its Sole Member

/s/ David Schneider
Name:	David Schneider
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Chief Executive Officer (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree CL LLC

By:	Green Tree Investment Holdings II LLC, as its Sole Member

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Schneider David Schneider	President (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree Credit LLC

By:	Green Tree Licensing LLC, as its Sole Member

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Treasurer (Principal Executive Officer and Principal Financial Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree Credit Solutions LLC

By:	Walter Investment Holding Company LLC, as its Sole Member

/s/ Kimberly A. Perez
Name:	Kimberly A. Perez
Title:	Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Schneider David Schneider	President (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree HE/HI Corp.

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Schneider David Schneider	President and Director (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree HE/HI LLC

By:	Green Tree HE/HI Corp., as its Member

/s/ David Schneider
Name:	David Schneider
Title:	President

By:	Green Tree CL LLC, as its Member

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Schneider David Schneider	President (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree Insurance Agency of Nevada, Inc.

/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Director (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

/s/ Brian F. Corey Brian F. Corey	Director	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree Insurance Agency, Inc.

/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Director (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

/s/ Brian F. Corey Brian F. Corey	Director	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree Investment Holdings II LLC

By:	Green Tree Credit Solutions LLC, as its Sole Member

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Schneider David Schneider	President (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree Investment Holdings III LLC

By:	Green Tree Credit Solutions LLC, as its Sole Member

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Schneider David Schneider	President (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree Investment Management LLC

By:	Green Tree Credit Solutions LLC, as its Sole Member

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Louis Nees Louis Nees	President (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer) of the Sole Member, Green Tree Credit Solutions, LLC	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree Licensing LLC

By:	Green Tree MH LLC, as its Sole Member

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Schneider David Schneider	President (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree Loan Company

/s/ Thomas Franco
Name:	Thomas Franco
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Director (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

/s/ Brian F. Corey Brian F. Corey	Director	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree MH Corp.

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Schneider David Schneider	President and Director (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree MH LLC

By:	Green Tree MH Corp., as its Member

/s/ David Schneider
Name:	David Schneider
Title:	President

By:	Green Tree HE/HI LLC, as its Member

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Schneider David Schneider	President (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree SerVertis Acquisition LLC

By:	Green Tree Investment Management LLC, as its Sole Member

/s/ Louis Nees
Name:	Louis Nees
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Chief Executive Officer (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree SerVertis GP LLC

By:	Green Tree Investment Management LLC, as its Sole Member

/s/ Louis Nees
Name:	Louis Nees
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President and Chief Executive Officer (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree Servicing Corp.

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Schneider David Schneider	President and Director (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Green Tree Servicing LLC

By:	Green Tree Servicing Corp., as its Member

/s/ David Schneider
Name:	David Schneider
Title:	President

By:	Green Tree Licensing LLC, as its Member

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas Franco Thomas Franco	President (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Chief Accounting Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Landmark Asset Receivables Management LLC

By:	Green Tree Investment Holdings II LLC, as its Sole Member

/s/ David Schneider
Name:	David Schneider
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cory Guindon Cory Guindon	President (Principal Executive Officer)	December 18, 2014

/s/ Cheryl A. Collins Cheryl A. Collins	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Mortgage Asset Systems, LLC

/s/ Kevin J. Gherardi
Name:	Kevin J. Gherardi
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin J. Gherardi Kevin J. Gherardi	President, Chief Executive Officer and Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Mortgage Consultants of America Corporation

/s/ James Wright
Name:	James Wright
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Wright James Wright	President and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

REO Management Solutions, LLC

By:	Reverse Mortgage Solutions, Inc., as its Sole Member

/s/ D. Scott Clarke
Name:	D. Scott Clarke
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie Flynne Leslie Flynne	Vice Chairman (Principal Executive Officer)	December 18, 2014

/s/ Cheryl A. Collins Cheryl A. Collins	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer) of the Sole Member, Reverse Mortgage Solutions, Inc.	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Reverse Mortgage Solutions, Inc.

/s/ D. Scott Clarke
Name:	D. Scott Clarke
Title:	President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ D. Scott Clarke D. Scott Clarke	President and Director (Principal Executive Officer)	December 18, 2014

/s/ Cheryl A. Collins Cheryl A. Collins	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

/s/ Kevin J. Gherardi Kevin J. Gherardi	Director	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Walter Investment Holding Company, LLC

/s/ Kimberly A. Perez
Name:	Kimberly A. Perez
Title:	Senior Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gary L. Tillett Gary L. Tillett	President and Manager (Principal Executive Officer)	December 18, 2014

/s/ Kimberly A. Perez Kimberly A. Perez	Vice President, Treasury and Manager (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

/s/ Stuart D. Boyd Stuart D. Boyd	Manager	December 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tampa, State of Florida, on December 18, 2014.

Walter Reverse Acquisition LLC

By:	Walter Investment Management Corp., as its Sole Member

/s/ Cheryl A. Collins
Name:	Cheryl A. Collins
Title:	Senior Vice President and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Mark J. O’Brien, Gary L. Tillett and Jonathan Pedersen, and each of them (with full power to act alone), the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign the registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Denmar Dixon Denmar Dixon	President (Principal Executive Officer)	December 18, 2014

/s/ Cheryl A. Collins Cheryl A. Collins	Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 18, 2014

EXHIBIT INDEX

Exhibit No.	Notes	Description of Exhibit

1.1	*	Form of Underwriting Agreement for securities registered hereby

4.1	(1)	Articles of Amendment and Restatement, effective May 3, 2013

4.2	(2)	Bylaws, effective February 28, 2012

4.3	(3)	Form of Specimen Certificate for Common Stock

4.4	*	Form of Specimen Certificate for Preferred Stock and Form of Certificate of Designations for Preferred Stock

4.5	**	Senior Indenture, dated as of December 18, 2014, between the Company and Wilmington Trust, National Association, as trustee, for the Senior Debt Securities

4.6	**	Subordinated Indenture, dated as of December 18, 2014, between the Company and Wilmington Trust, National Association, as trustee, for the Senior Subordinated Debt Securities and the Subordinated Debt Securities

4.7	*	Form of Senior Debt Securities

4.8	*	Form of Senior Subordinated Debt Securities

4.9	*	Form of Subordinated Debt Securities

4.10	*	Form of Warrant Agreement

4.11	*	Form of Warrant Certificate

4.12	*	Form of Unit Agreement

4.13	*	Form of Unit

4.14	*	Form of Stock Purchase Contract Agreement

4.15	*	Form of Stock Purchase Contract

4.16	*	Form of Deposit Agreement for Depositary Shares

4.17	*	Form of Depositary Receipt

5.1	**	Opinion of Simpson Thacher & Bartlett LLP

5.2	**	Opinion of Brooks Hubley LLP

5.3	**	Opinion of Venable LLP

5.4	**	Opinion of Dorsey & Whitney LLP

5.5	**	Opinion of Porter Hedges LLP

12.1	**	Computation of Ratio of Earnings to Fixed Charges, Combined Fixed Charges and Preferred Stock Dividends

23.1	**	Consent of Ernst & Young LLP, regarding the financial statements of Walter Investment Management Corp.

23.2	**	Consent of PricewaterhouseCoopers LLP, regarding the financial statements of GTCS Holdings LLC

23.3	**	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1)

23.4	**	Consent of Brooks Hubley LLP (included in Exhibit 5.2)

23.5	**	Consent of Venable LLP (included in Exhibit 5.3)

Exhibit No.	Notes	Description of Exhibit

23.6	**	Consent of Dorsey & Whitney LLP (included in Exhibit 5.4)

23.7	**	Consent of Porter Hedges LLP (included in Exhibit 5.5)

24.1	**	Powers of Attorney (included on the signature pages to this Registration Statement)

25.1	**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Senior Debt Securities

25.2	**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the Senior Subordinated Debt Securities and the Subordinated Debt Securities

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.
(1)	Incorporated herein by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the Securities and Exchange Commission on May 10, 2013 (File No. 001-13417).
(2)	Incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2012 (File No. 001-13417).
(3)	Incorporated herein by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on August 29, 2011 (File No. 333-176539).